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     As filed with the Securities and Exchange Commission on October 16, 1998

                                                      Registration No. 333-54027
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                 AMENDMENT NO. 4

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                        CHEC ASSET RECEIVABLE CORPORATION
                                   (Depositor)
             (Exact name of Registrant as Specified in its Charter)

                 Nevada                              Applied For
        (State of incorporation)       (I.R.S. Employer Identification Number)

                            -------------------------
                               2728 North Harwood
                               Dallas, Texas 75201
                                 (214) 981-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            -------------------------
                               Anne Duffield, Esq.
                               2728 North Harwood
                               Dallas, Texas 75201
                                 (214) 981-5045
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                            -------------------------
                                    Copy to:
                             Reed D. Auerbach, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038


                           --------------------------
                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the
                 effective date of this Registration Statement.

                           --------------------------
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. |_|

                             -----------------------
                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                 Proposed maximum          Proposed            Amount
     Title of each class of securities to be     Amount to      offering price per    maximum aggregate    of registration
                   registered                  be registered (1)      unit (1)         offering price (1)       fee(2)(3)
--------------------------------------------------------------------------------------------------------------------------
Asset-Backed Notes..........................      $1,000,000,000       100%             $1,000,000,000         $295,000.00
--------------------------------------------------------------------------------------------------------------------------
Asset-Backed Certificates...................      $  500,000,000       100%             $  500,000,000         $147,500.00
==========================================================================================================================


(1)   Estimated solely for the purpose of calculating the registration fee.

(2)   Calculated pursuant to Rule 457(a) under the Securities Act of 1933.

(3)   Previously paid.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


      SEC Registration Fee .........................          88,500.00
      Printing and Engraving .......................          50,000.00
      Trustee's Fees ...............................          20,000.00
      Legal Fees and Expenses ......................         125,000.00
      Blue Sky Fees and Expenses ...................          15,000.00
      Accountant's Fees and Expenses ...............          15,000.00
      Rating Agency Fees ...........................          25,000.00
      Miscellaneous Fees and Expenses ..............          10,000.00
                                                         --------------
          Total Expenses ...........................         348,500.00
                                                         ==============


* To be filed by Amendment.

Item 15. Indemnification of Directors and Officers

Article 12 of the Articles of Incorporation of the Seller provides for the indemnification of any person who is or was an officer or director of the Seller with respect to actions taken or omitted by such person in any capacity in which such person serves or served the Issuer, to the full extent authorized or permitted by the Nevada Private Corporation Law. Reference is made to the Articles of Incorporation filed as an exhibit to this Registration Statement for the complete text of Article 12 of the Articles of Incorporation.

The Registrant maintains liability insurance policies such that each of the directors and officers of the Registrant is insured against certain liabilities which they might incur in their capacity as a director or officer.

The Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification by the Underwriters of the Registrant and its directors, officers and controlling persons for certain liabilities arising under the Securities Act of 1933 or otherwise.

The general effect of any statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified against liability when acting on behalf of the Registrant is to reduce the deterrent effect for such indemnified individuals for violating the Securities Act of 1933.

The Registrant is aware that the Securities and Exchange Commission takes the position that indemnification of directors and officers is against public policy and is therefore unenforceable.

Item 16. Exhibits


1.1.     Form of Underwriting Agreement*
3.1.     Articles of Incorporation of CHEC Asset Receivable Corporation*
3.2.     By-laws of CHEC Asset Receivable Corporation*
4.1.     Form of Pooling and Servicing Agreement*
4.2.     Form of Certificate (included as part of Exhibit 4.1) *
4.3      Form of Indenture*
4.4      Form of Trust Agreement*



                                     II-1

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


5.1.     Opinion of Stroock & Stroock & Lavan LLP with respect to legality*
8.1. Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1) *
10.1     Form of Sale and Servicing Agreement*
23.1.    Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1) *
24.1.    Powers of Attorney (included as part of signature page)*
25.1     Statement of Eligibility and Qualification of Indenture Trustee
         (Form T-1) **

-------------------------
*   Previously filed.
**  To be filed.


Item 17. Undertakings

      The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

            (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;


                                       II-2

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                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (7) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                       II-3

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                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, CHEC Asset Receivable Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas on October 15, 1998.


                                   CHEC Asset Receivable Corporation


                                   By:         *
                                      ------------------------------
                                      Name:  Anthony H. Barone
                                      Title:    President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                        Date



          *                   President and Director        October 15, 1998
-------------------------     (principal executive officer)
Anthony H. Barone


          *                   Executive Vice President      October 15, 1998
-------------------------     (principal financial officer
Bill Cukr                     and principal accounting
                              officer)


          *                   Director                      October 15, 1998
-------------------------
Stephen Janowsky


/s/ Anne E. Duffield          Director                      October 15, 1998
-------------------------
Anne E. Duffield


*By: /s/ Anne E. Duffield
     ---------------------
     Anne E. Duffield
     Attorney-in-fact

October 15, 1998




                                       II-4


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                                INDEX TO EXHIBITS

Exhibit
Number         Exhibit                                                Page
------         -------                                                ----

1.1.           Form of Underwriting Agreement*
3.1.           Articles of Incorporation of CHEC Asset
               Receivable Corporation*
3.2.           By-laws of CHEC Asset Receivable Corporation*
4.1.           Form of Pooling and Servicing Agreement*
4.2. Form of Certificate (included as part of Exhibit 4.1)*
4.3.           Form of Indenture*
4.4            Form of Trust Agreement*
5.1. Opinion of Stroock & Stroock & Lavan LLP with respect to legality*
8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1)*
10.1           Form of Sale and Servicing Agreement*
23.1.          Consent of Stroock & Stroock & Lavan LLP
               (contained in Exhibit 5.1)*
24.1.          Powers of Attorney (included as part of
               signature page)*
25.1. Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)**

----------

*    Previously filed.
**   To be filed.



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